UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2011

Comcast Corporation

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

001-32871	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA	19103-2838
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following over ten years of outstanding service, S. Decker Anstrom, a member of the Board of Directors of Comcast Corporation (the “Company”), the Chair of the Governance and Directors Nominating Committee and a member of the Compensation Committee, resigned from the Board of Directors on September 20, 2011 in order to satisfy other professional commitments that, among other things, will involve significant foreign travel.

On September 22, 2011, Johnathan Rodgers was appointed to the Board of Directors. The Board has determined that Mr. Rodgers is independent in accordance with applicable NASDAQ Global Select Market rules and the Company’s corporate governance guidelines. From January 2004 until his retirement in July 2011, Mr. Rodgers was the President and Chief Executive Officer of TV One, a cable network that delivers real life and entertainment programming from the African American point of view. From January 1, 2010 through August 31, 2011, the Company paid TV One approximately $22.5 million in programming carriage fees, and TV One paid Comcast approximately $2.7 million for transmission and origination services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date: September 22, 2011	By:	/s/ Arthur R. Block
Arthur R. Block
Senior Vice President, General Counsel and Secretary